SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004




                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                      THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report
    (Date of earliest event report)  May 25, 1999
                                     ------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      STATE OF DELAWARE                   1-143                  38-0572515
----------------------------     -----------------------    --------------------
(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
    of incorporation                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                   48265-1000
3044 West Grand Boulevard, Detroit, Michigan                   48202-3091
--------------------------------------------                   ----------
  (Address of principal executive offices)                     (Zip Code)





Registrant's telephone number, including area code          (313) -556-5000
                                                            ---------------








Item 5.   Other Events

     On May 25, 1999, General Motors Corporation (GM) issued the following press release announcing the exact number of shares of Delphi stock to be distributed on May 28, 1999 per share of $1-2/3 par value common stock:








                           GENERAL MOTORS CORPORATION

                General Motors Building, Detroit, Michigan 48202





                                      NEWS



================================================================================

================================================================================
For Release   May 25, 1999                            Contact:    Mark A. Tanner
                                                      --------
================================================================================
                                                                  (212) 418-6380
================================================================================

             GM ANNOUNCES DISTRIBUTION RATIO FOR DELPHI STOCK BEING DISTRIBUTED TO HOLDERS OF GM $1-2/3 PAR VALUE COMMON STOCK

     DETROIT -- General Motors Corporation (NYSE: GM) today announced the distribution ratio relating to its previously announced spin-off of 452,565,000 shares of the common stock of Delphi Automotive Systems Corporation (NYSE: DPH) to holders of General Motors $1-2/3 par value common stock. Based upon the 647,515,250 outstanding shares of its $1-2/3 par value common stock held of record at 5:00 p.m. EDT today, which is the record date for the distribution, GM will distribute 0.69893 shares of Delphi common stock on May 28 for each share of GM $1-2/3 common stock.
    As previously announced, no fractional shares of Delphi common stock will be delivered as part of the spin-off. Instead, fractional shares will be aggregated and sold on behalf of all stockholders. The sale proceeds will then be distributed on a pro-rata basis to the affected stockholders.
     In order to effect the spin-off, the GM Board of Directors declared a dividend on April 12, 1999, consisting of 452,565,000 shares of Delphi common stock, representing approximately 80.1 percent of the outstanding Delphi common stock, payable as of 9:00 a.m. EDT on May 28, 1999, to holders of record of GM's $1-2/3 par value common stock on May 25, 1999.
     In addition, as announced May 10, 1999, GM will contribute 12.4 million shares of its Delphi stock to a Voluntary Employee Beneficiary Association
(VEBA) trust previously established by GM, which can be used to fund benefits for hourly retirees. These shares comprise 2.2 percent of the outstanding shares of Delphi common stock, and combined with the shares being spun off represent the 465,000,000 total shares of Delphi stock held by General Motors.
================================================================================

    As previously announced, GM has received a private-letter ruling from the Internal Revenue Service to the effect that our distribution of the Delphi common stock will be tax-free to GM and its stockholders for U.S. federal income-tax purposes.
    The "ex dividend" date for GM $1-2/3 common stock will be May 28, 1999. Trading in such stock on that date will adjust the price of that stock downward to reflect completion of the Delphi spin-off. That adjustment is expected to be based on the value of the Delphi stock being distributed on each share of GM $1-2/3 common stock, which at the close of trading on the New York Stock Exchange (NYSE) today was approximately $14.42 per share, reflecting the value of 0.69893 of a share of Delphi common stock, which closed on the NYSE today at $20-5/8 per share.
    Although Delphi's financial results will no longer be part of the consolidated financial results of General Motors, the GM Board of Directors has indicated its current intent to maintain the level of quarterly dividends paid on GM $1-2/3 common stock at $0.50 per share. This will provide GM $1-2/3 stockholders with an effective dividend increase since Delphi currently intends to pay quarterly dividends of $0.07 per share.
    To reflect the separation of Delphi from General Motors, GM has filed restated financial statements with the U.S. Securities and Exchange Commission for prior periods, which exclude Delphi's results. GM's future financial statements will classify Delphi's historical results as discontinued operations.
    Consistent with these adjustments, future estimates of GM's projected financial results published by various securities analysts should reflect the exclusion of Delphi's financial results from those of General Motors.
    Holders of GM $1-2/3 par value common stock will receive an Information Statement relating to the spin-off. This Information Statement is also available on GM's website at http://www.gm.com. Stockholders who have questions about the Delphi spin-off may also call the Information Agent, Morrow & Co., at (800) 566-9058.
                                        # # #


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      GENERAL MOTORS CORPORATION
                                                      --------------------------
                                                              (Registrant)

Date      May 26, 1999
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                                                      By
                                                      s/Peter R. Bible,
                                                      -----------------
                                                      (Peter R. Bible,
                                                       Chief Accounting Officer)